Exhibit 10.2

AMENDMENT TO

EXECUTIVE SEVERANCE AGREEMENT

WHEREAS, IMC Global Inc., a Delaware corporation (the “Company”) and C. Steven Hoffman (the “Executive”) entered into that certain Executive Severance Agreement as of October 24, 2000 (the “Agreement”); and

WHEREAS, the Company and the Executive desire to amend the Agreement in certain respects.

NOW, THEREFORE, in consideration of the agreements and covenants contained in the Agreement, and in consideration of the agreements and covenants contained herein, the sufficiency of which is acknowledged, the Executive and the Company hereby agree to the amendment of the Agreement as follows:

Paragraph 3 of Section 5(h) is amended to read as follows:

3.                                       for the three (3) year period following Termination, the Executive will not induce or persuade or attempt to induce or persuade any employee or agent of the Company to terminate his or her employment, agency, or other relationship with the Company in order to enter into any employment, agency or other relationship with any business that is not affiliated with the Company;

IN WITNESS WHEREOF, the undersigned have executed this Amendment to the Agreement this 20 day of October, 2004.

For the Company:	/s/ Douglas A. Pertz

Executive

/s/ C. Steven Hoffman